UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 10, 2008

Commission File Number: 333-146802

MANTRA VENTURE GROUP LTD.
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

1205 – 207 West Hastings Street
Vancouver, British Columbia, V6B 1H7
(Address of principal executive offices)

(604) 609 2898
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Previous independent registered public accounting firm

	(i)	On June 10, 2008, the Company formally informed Jorgensen & CO, CPA of their dismissal as the Company’s independent registered public accountant.

	(ii)	The reports of Jorgensen & CO, CPA on the Company’s consolidated financial statements as of and for the fiscal year ended May 31, 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about the Company ability to continue as a going concern.

	(iii)	The Company’s Board of Directors participated in and approved the decision to change independent registered public accounting firms.

	(iv)	During the fiscal years ended May 31, 2007 and May 31, 2008, and through June 10, 2007, there have been no disagreements with Jorgensen & CO, CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Jorgensen & CO, CPA would have caused it to make reference thereto in connection with its report on the financial statements for such years.

	(v)	The Company has requested that Jorgensen & CO, CPA furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of the letter provided by Jorgensen & CO, CPA is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent registered public accounting firm

(1)	On June 10, 2008, the Company engaged McElravy, Kinchen & Associates, PC as its new independent registered public accounting firm. During the two most recent fiscal years and through June 10, 2008, the Company had not consulted with McElravy, Kinchen & Associates, PC regarding any of the following:

(i)	The application of accounting principles to a specific transaction, either completed or proposed;

(ii)	The type of audit opinion that might be rendered on the Company’s consolidated financial statements, and none of the following was provided to the Company: (a) a written report, or (b) oral advice that McElravy, Kinchen & Associates, PC concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii)	Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

Exhibit 16.1	Letter from Jorgensen & CO, CPA to the Securities and Exchange Commission, dated June 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 12, 2008	MANTRA VENTURE GROUP LTD.

/s/ Larry Kristof
Larry Kristof
President and Chief Executive Officer